                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the following Registration
Statements:

o Form S-8 filed with the Commission on July 11, 2006, File Number 333-135706 regarding 15,000,00;

o Form S-8 filed with the Commission on June 7, 2006, File Number 333-134813 registering 3,000,000 shares of common stock;

o Form S-8 filed with the Commission on September 24, 2004, File Number 333-119236 registering 5,000,000 shares of common stock

o Form S-8 filed with the Commission on September 16, 2003, File Number 333-108823 registering 3,000,000 shares of common stock;

o Form S-8 filed with the Commission on January 23, 2003, File Number 333-102691 registering 5,000,000 shares of common stock;

o Form S-8 filed with the Commission on November 8, 2002, File Number 333-101106 registering 3,000,000 shares of common stock;

o Form S-8 filed with the Commission on October 28, 2002, File Number 333-100807 registering 322,312 shares of common stock; and

o Form S-8 filed with the Commission on August 3, 2001, File Number 333-66680 registering 75,000 shares of common stock.

of our report dated July 16, 2007 with respect to the consolidated financial statements of MIV Therapeutics, Inc (the "Company") for the year ended May 31, 2007 and our report dated August 18, 2005 except for Notes 15 and 6d which are as of October 20, 2005 with respect to the consolidated financial statements of the Company for the year ended May 31, 2005 included in this Annual Report (Form 10-K) for the year ended May 31, 2007.


Vancouver, Canada                                 /s/ ERNST & YOUNG LLP
August 29, 2007                                   Chartered Accountants